As filed with the Securities and Exchange Commission on April 30, 1997.
                                        1940 Act Registration No. 811-07363

     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                   UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 2

                                GROWTH PORTFOLIO

              (Exact Name of Registrant as Specified in Charter)

                        50 California Street, 27th Floor
                         San Francisco, California 94111

                   (Address of Principal Executive Offices)


       Registrant's Telephone Number, including Area Code:  415-392-6181

                            David J. Thelander, Esq.
                 Vice President and Assistant General Counsel
                      Chancellor LGT Asset Management, Inc.
                        50 California Street, 27th Floor
                         San Francisco, California 94111

                    (Name and Address of Agent for Service)
     -----------------------------------------------------------------------

                                EXPLANATORY NOTE


         This Amendment to the Registration Statement of Growth Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act") since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                GROWTH PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

     This registration statement of Growth Portfolio contains the following documents:

         Facing Sheet

         Contents of Registration Statement

         Part A

         Part B

         Part C

         Signature Page

         Exhibits

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 40 to the Registration Statement of G.T. Global Growth Series ("Growth Series") (1940 Act File No. 811-2699), as filed with the Securities and Exchange Commission ("SEC") on April 29, 1997 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the joint prospectus of the GT Global Equity Funds ("Feeder's Part A").

     Item 4.  GENERAL DESCRIPTION OF REGISTRANT.
     ------------------------------------------

         Growth Portfolio is a diversified, open-end management investment company which was organized as a New York common law trust pursuant to a Declaration of Trust dated as of May 4, 1995, and amended and restated as of September 25, 1995.

         Beneficial interests in the Growth Portfolio are divided currently into two separate subtrusts or "series" -- Small Cap Portfolio and Value Portfolio (individually, a "Portfolio" and collectively, the "Portfolios") -- each having a distinct investment objective and distinct investment policies. Each Portfolio is described herein. Additional subtrusts of Growth Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio, and no other.

         Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Each Portfolio's investment manager and administrator is Chancellor LGT Asset Management, Inc. ("Chancellor LGT Asset Management"). Chancellor LGT Asset Management and its worldwide affiliates are part of Liechtenstein Global Trust, formerly BIL GT Group Limited, a provider of global asset management and private banking products and services to individual and institutional investors.

         Information on the Portfolios' investment objectives, the kinds of securities in which the Portfolios principally invest, other investment practices of the Portfolios and the risk factors associated with investments in the Portfolios are incorporated herein by reference from the sections entitled "Investment Objectives and Policies" and "Risk Factors" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.

     Item 5. MANAGEMENT OF THE PORTFOLIOS.
     -------------------------------------

         A description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A. The following list identifies the specific sections of the Feeder's Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

            Item 5 (a)         Management
            Item 5 (b)         Management--Investment Management and
                               Administration
            Item 5 (c)         Management
            Item 5 (d)         Management
            Item 5 (e)         Other Information--Transfer Agent
            Item 5 (f)         Management; Prospectus Summary
            Item 5 (g)         Management


     Item 5A.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.
     -----------------------------------------------------

         Not Applicable.

     Item 6.  CAPITAL STOCK AND OTHER SECURITIES.
     -------------------------------------------

         Growth Portfolio is organized as a New York common law trust. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of Growth Portfolio. Growth Portfolio currently has two series -- the Small Cap Portfolio and Value Portfolio. Growth Portfolio reserves the right to create and issue additional series. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its interest in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV"). Each investor in a Portfolio will be liable for all obligations of that Portfolio but not of the other Portfolios. However, because a Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in a Portfolio incurring financial loss on account of such liability would be limited to circumstances in which that Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

         As of the date of this Registration Statement, Growth Series owns a majority interest in the Growth Portfolio and each Portfolio. However, Growth Series has undertaken that, with respect to most matters on which the Growth Portfolio seeks a vote of its interestholders, Growth Series will seek a vote of its shareholders and will vote its interest in the Growth Portfolio in accordance with their instructions.

         Investments in a Portfolio have no pre-emptive or conversion rights. Growth Portfolio is not required to hold annual meetings of investors, but it will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of Growth Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in that Portfolio's net assets available for distribution to investors.

         Each Portfolio annually declares as a dividend all of its net investment income, if any, which includes dividends, accrued interest and earned discount (including both original issue and market discounts) less applicable expenses. Each Portfolio also annually distributes substantially all of its realized net short-term capital gain (the excess of short-term capital gains over short-term capital losses), net capital gain (the excess of net long-term capital gain over net short-term capital loss) and net gains from foreign currency transactions, if any. Each Portfolio may make an additional dividend or other distribution if necessary to avoid a 4% excise tax on certain undistributed income and gain.

         Under the current method of the Portfolios' operation, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Growth Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

         Investor   inquiries  may  be  directed  to   Chancellor   LGT  Asset
     Management at the following address: 50 California Street, 27th Floor, San Francisco, CA 94111.

     Item 7.  PURCHASE OF SECURITIES.
     -------------------------------

         Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         An investment in a Portfolio may be made without a sales load at the NAV next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

         Information on the time and method of valuation of the Portfolios' assets is incorporated by reference from the section entitled "Calculation of Net Asset Value" in the Feeder's Part A.

         Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Item 8.  REDEMPTION OR REPURCHASE.
     ---------------------------------

         An investor in a Portfolio may redeem any portion or all of its investment at any time at the NAV next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a redemption will be paid by a Portfolio in federal funds normally on the next business day after the redemption is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

     Item 9.  PENDING LEGAL PROCEEDINGS.
     ----------------------------------

         Not applicable.

                                     PART B


                           GLOBAL INVESTMENT PORTFOLIO

                                     PART B

         Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of the GT Global America Small Cap Growth Fund and GT Global America Value Fund (collectively, "Feeder's Part B").

     Item 10.  COVER PAGE.
     --------------------

         Not applicable.


     Item 11.  TABLE OF CONTENTS.
     ---------------------------


                                                                          Page
                                                                          ----

         General Information and History...................................B-1
         Investment Objectives and Policies................................B-1
         Management of the Growth Portfolio................................B-1
         Control Persons and Principal Holders of Interests................B-2
         Investment Advisory and Other Services............................B-2
         Brokerage Allocation and Other Practices..........................B-3
         Capital Stock and Other Securities................................B-3
         Purchase, Redemption and Pricing of Interests.....................B-4
         Tax Status........................................................B-4
         Underwriters......................................................B-4
         Calculation of Performance Data...................................B-5
         Financial Statements..............................................B-5

     Item 12.  GENERAL INFORMATION AND HISTORY.
     -----------------------------------------

         Not applicable.

     Item 13.  INVESTMENT OBJECTIVES AND POLICIES.
     --------------------------------------------

         Part A contains basic information about the investment objectives, policies and limitations of the Portfolios. This Part B supplements the discussion in Part A of the investment objectives, policies and limitations of the Portfolios.

         Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Objectives and Policies," "Options and Futures," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

     Item 14.  MANAGEMENT OF THE GROWTH PORTFOLIO.
     --------------------------------------------

         Information about the Trustees and Officers of the Growth Portfolio, and their roles in management of the Portfolios and other G.T. Global Mutual Funds, is incorporated herein by reference from the section entitled "Trustees and Executive Officers" in the Feeder's Part B.

         The Board of Trustees has a Nominating and Audit Committee, comprised of Ms. Quigley and Messrs. Anderson, Bayley and Patterson, which is responsible for nominating persons to serve as Trustees, reviewing audits of Growth Portfolio and its Portfolios recommending firms to serve as independent auditors for Growth Portfolio. Each of the Trustees and officers of the Growth Portfolio is also a Director and officer of G.T. Investment Portfolios, Inc., G.T. Investment Funds, Inc., G.T. Global Developing Markets Fund, Inc. and G.T. Global Floating Rate Fund, and a Trustee and officer of G.T. Global Growth Series, G.T. Global Eastern

     Europe Fund, G.T. Global Variable Investment Trust, G.T. Global Variable Investment Series, Global Investment Portfolio, Global High Income Portfolio and Floating Rate Portfolio, which also are registered investment companies managed and administered by Chancellor LGT Asset Management. Each Trustee and Officer serves in total as a Director, Trustee and/or Officer, respectively, of 12 registered investment companies with 41 series managed or administered by Chancellor LGT Asset Management.

          The Company pays each of its Trustees who is not an employee, officer or director of the Manager, GT Global or GT Services $5,000 per year plus $300 for each meeting of the board or any committee thereof attended by the Trustee. Each Portfolio pays each of its Trustees who is not an employee, officer or director of the Manager, GT Global or GT Services $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees. For the fiscal year ended December 31, 1996, the Small Cap Portfolio and Value Portfolio paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley Trustees' fees and expense reimbursements of $3,025, $3,025, $2,725 and $3,025 each. For the fiscal year ended December 31, 1996, Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley, who are not directors, officers or employees of Chancellor LGT Asset Management or any affiliated company, each received total compensation of $87,600, $87,600, $80,100 and $87,600, respectively, from the investment companies managed or administered by Chancellor LGT Asset Management for which he or she served as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

         As of the date of this filing, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.


     Item 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.
     -----------------------------------------------------------------------

         As of the date of this filing, GT Global America Small Cap Growth Fund and GT Global America Value Fund (each a "Fund," and collectively, the "Funds") owned 99.9%% and 99.9% of the value of the outstanding beneficial interests in Small Cap Portfolio and Value Portfolio, respectively (a "corresponding Portfolio"). Because each Fund currently controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

         Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

     Item 16.     INVESTMENT ADVISORY AND OTHER SERVICES.
     ---------------------------------------------------

         Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management," "Trustees and Executive Officers" and " Additional Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Items 16 of Form N-1A may be found; each section is incorporated herein by reference.


            Item 16 (a)        Management; Additional Information
            Item 16 (b)        Management
            Item 16 (c)        Not applicable
            Item 16 (d)        Management
            Item 16 (e)        Not applicable
            Item 16 (f)        Not applicable
            Item 16 (g)        Not applicable
            Item 16 (h)        Additional Information
            Item 16 (i)        Not applicable

         For the fiscal period October 18, 1995 (commencement of operations) to December 31, 1995, the Small Cap Portfolio and Value Portfolio paid investment management and administration fees to Chancellor LGT Asset Management in the amount of $1,293 and $622, respectively. For the period October 18, 1995 (commencement of operations) to December 31, 1995, Chancellor LGT Asset Management reimbursed the Small Cap Portfolio and Value Portfolio for these respective investment management and administration fees in the amounts of $1,293 and $622, respectively. For the fiscal year ended December 31, 1996, the Small Cap Portfolio and Value Portfolio paid investment management and administration fees to Chancellor LGT Asset Management in the amounts of $73,312 and $27,487, respectively.

     For the fiscal year ended December 31, 1996, Chancellor LGT Asset Management reimbursed the Small Cap Portfolio and Value Portfolio for their respective investment management and administration fees in the amounts of $170,585 and $206,892, respectively.

     Item 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
     --------------------------------------------------

         A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

     Item 18.  CAPITAL STOCK AND OTHER SECURITIES.
     --------------------------------------------

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. An investor in a Portfolio is entitled to participate pro rata in distributions of the Portfolio's income and gains and to be allocated a pro rata share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in that Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights. Investments in each Portfolio may not be transferred.

         Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in Growth Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. Growth Portfolio is not required to hold annual meetings of investors but Growth Portfolio will hold special meetings of investors when (1) a majority of the Trustees determines to do so; or (2) investors holding at least 10% of the interests in Growth Portfolio (or a Portfolio) request in writing a meeting of investors in Growth Portfolio (or a Portfolio). No amendment required to be approved by investors by law may be made to Growth Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         Growth Portfolio may enter into a merger or consolidation, or sell all or substantially all of its (or a Portfolio's) assets, upon such terms and conditions and for such consideration when and as authorized by the Trustees. Any such merger shall be deemed for all such purposes to have been accomplished under and pursuant to the law of the State of New York. A Portfolio may also be dissolved (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of the beneficial interests in such Portfolio (with the vote of each being in proportion to the amount of their investment), (ii) by the Trustees by written notice to its investors, or (iii) 120 days after a holder of beneficial interests in a Portfolio either (a) makes an assignment for the benefit of creditors, or
     (b) files a voluntary petition in bankruptcy, or (c) is adjudged a bankrupt or insolvent or has entered against it an order for relief in any bankruptcy or insolvency proceeding, or (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy statute or regulation, or (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding referred to in clauses (c) or (d) above, or (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such holder of beneficial interest or of all or any substantial part of its properties, or (g) is expelled from the Portfolio, whichever occurs first. However, within such 120 days, holders of beneficial interests of the Portfolio (excluding the holder with respect to which an event described in (a) - (vg) has occurred) owning a majority of the beneficial interests in a Portfolio may vote to continue its business, even if such a dissolution has occurred.

         Growth Portfolio is organized as a New York common law trust. Investors in each Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by that Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of that Portfolio than its proportionate beneficial interest in such Portfolio. The Declaration of Trust also provides that each Portfolio may maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

         The Declaration of Trust further provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust provides that the Trustees and officers will be indemnified by Growth Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Growth Portfolio, unless, as to liability to Growth Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Growth Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.


     Item 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
     --------------------------------------------------------

         Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act, as amended. See Items 4 and 7 in Part A.

         Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Valuation of Fund Shares" in the Feeder's Part B. See also Items 7 & 8 in Part A.


         Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's NAV (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in selling any such securities so received and would be subject to any increase or decrease in the value of the securities until they were sold.

         Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the NAV of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.


     Item 20.  TAX STATUS.
     --------------------

         Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Taxes" in the Feeder's Part B.

     Item 21.  UNDERWRITERS.
     ----------------------

         Not applicable.

     Item 22.  CALCULATION OF PERFORMANCE DATA.
     -----------------------------------------

         Not applicable.

     Item 23.  FINANCIAL STATEMENTS.
     ------------------------------

         The financial statements of each Portfolio for the fiscal year ended December 31, 1996, are included herein, in reliance on the report of Coopers & Lybrand L.L.P., independent auditors, given on the authority of said firm as experts in auditing and accounting.

                                     PART C



     Item 24.  FINANCIAL STATEMENTS AND EXHIBITS.
     -------------------------------------------

         (a)      Financial Statements

                  The following financial statements as of December 31, 1996, and for the fiscal year then ended for Small Cap Portfolio and Value Portfolio are included herewith.


                  --Report of Independent Accountants
                  --Portfolios of Investments
                  --Statements of Assets and Liabilities
                  --Statements of Operations
                  --Statements of Changes in Net Assets
                  --Supplementary Data
                  --Notes to Financial Statements

         (b)      Exhibits

                  1. Amended and Restated Declaration of Trust of the Registrant. (1)

                  2.       Form of By-Laws of the Registrant. (1)

                  5. Investment Management and Administration Contract between the Registrant and Chancellor LGT Asset Management. (1)

                  8. Custodian Agreement between the Registrant and State Street Bank and Trust Company. (1)

                  9. Transfer Agency Agreement between the Registrant and GT Services. (1)

                  11. Consent of Coopers & Lybrand L.L.P., Independent Accountants - Filed herewith.

                  13.      Investment   representation   letters   of  initial
                           investors. (2)

                  27.      Financial Data Schedules - Filed herewith.

     -------------------------------

     (1) Incorporated by reference to the identically enumerated Exhibit or the Registration Statement on Form N-1A, filed on October 17, 1995.
     (2) Incorporated by reference to the identically enumerated Exhibit Of Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A, filed on April 29, 1996.

     Item 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
     -----------------------------------------------------------------------

         Not applicable.

     Item 26.  NUMBER OF HOLDERS OF SECURITIES.
     -----------------------------------------

         (1)                                (2)
         Title of Class             Number of Record Holders
         Series of Beneficial       (as of April 15, 1997)
         Interests

         Small Cap Portfolio                2

         Value Portfolio                    2

     Item 27.  INDEMNIFICATION.
     -------------------------

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to the Registration Statement on Form N-1A, filed on October 17, 1995.

         The Registrant's Trustees and officers are insured under a directors and officers/errors and omissions liability insurance policy and the Registrant is insured under a fidelity bond required by Rule 17g-1 under the 1940 Act.

     Item 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
     --------------------------------------------------------------

         Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of Chancellor LGT Asset Management is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A and the sections entitled "Trustees and Executive Officers" and "Management" in the Feeder's Part B.

         Information as to the directors and officers of Chancellor LGT Asset Management, the Registrant's investment manager, is included in such manager's Form ADV (File No. 801-10254), filed with the SEC, which is incorporated herein by reference thereto.

     Item 29.  PRINCIPAL UNDERWRITERS.
     --------------------------------

         Not applicable.


     Item 30.  LOCATION OF ACCOUNTS AND RECORDS.
     ------------------------------------------

         Accounts, books and other records required by Rules 31a-1 and 31a-2 under the 1940 Act, are maintained and held in the offices of the Registrant and its investment manager, Chancellor LGT Asset Management, 50 California Street, 27th Floor, San Francisco, California 94111.


         Records covering shareholder accounts and portfolio transactions are also maintained and kept by the Registrant's Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.



     Item 31.  MANAGEMENT SERVICES.
     -----------------------------

         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.


     Item 32.  UNDERTAKINGS.
     ----------------------

         None.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California on the 30th day of April, 1997.


                                    GROWTH PORTFOLIO


                                    By  /s/ David J. Thelander
                                        ----------------------
                                        David J. Thelander
                                        Assistant Secretary

                               SMALL CAP PORTFOLIO
                                 VALUE PORTFOLIO

                                    REPORT OF
                             INDEPENDENT ACCOUNTANTS
-------------------------------------------------------------------------------

To the Shareholders and Board of Trustees of Growth Portfolio:

We have audited the accompanying statements of assets and liabilities of Small Cap Portfolio and Value Portfolio, including the portfolios of investments, as of December 31, 1996, and the related statements of operations for the year then ended, the statements of changes in net assets and the supplementary data for each of the periods indicated herein. These financial statements and the supplementary data are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of the Small Cap Portfolio and Value Portfolio, as of December 31, 1996, the results of their operations for the year then ended, the changes in their net assets and the supplementary data for each of the periods indicated herein, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND
L.L.P.

Boston, Massachusetts
February 14, 1997

                               SMALL CAP PORTFOLIO


                            PORTFOLIO OF INVESTMENTS
                                December 31, 1996

--------------------------------------------------------------------------------------------------------------------------
                                                                                                Value           % of Net
   Equity Investments                                          Country         Shares           (Note 1)          Assets
   -----------------------------------------------------------------------------------------------------------------------

   SERVICES (31.2%)
   Caribiner International, Inc.                 +               US              17,700          889,425         4.5
        CONSUMER SERVICES
   Extended Stay America, Inc.                   +               US              33,200          668,150         3.4
        LEISURE & TOURISM
   The Sports Authority, Inc.                    +               US              29,250          636,188         3.3
        RETAILERS-OTHER
   Proffitt's, Inc.                              +               US              14,456          533,065         2.7
        RETAILERS-OTHER
   Quality Dining, Inc.                          +               US              28,400          507,650         2.6
        RESTAURANTS
   WinStar Communications, Inc.                  +               US              20,900          438,900         2.3
        WIRELESS COMMUNICATIONS
   Hughes Supply, Inc.                                           US               9,800          422,625         2.2
        CONSUMER SERVICES
   Measurex Corp.                                                US              16,900          405,600         2.1
        CONSUMER SERVICES
   Harveys Casino Resorts                                        US              23,000          388,125         2.0
        LEISURE & TOURISM
   Intercel, Inc.                                +               US              25,000          306,250         1.6
        WIRELESS COMMUNICATIONS
   Stein Mart, Inc.                              +               US              14,700          297,675         1.5
        RETAILERS-OTHER
   Rio Hotel and Casino, Inc.                    +               US              11,700          171,113         0.9
        LEISURE & TOURISM
   Players International, Inc.                   +               US              30,300          162,863         0.8
        LEISURE & TOURISM
   Lamar Advertising Co.                         +               US               5,000          121,250         0.6
        BUSINESS & PUBLIC SERVICES
   Grey Advertising, Inc.                                        US                 300           75,000         0.4
        BUSINESS & PUBLIC SERVICES
   Marker International                          +               US              10,000           53,750         0.3
        WHOLESALE & INTERNATIONAL TRADE
                                                                                        -----------------
                                                                                               6,077,629
                                                                                        -----------------

   CONSUMER DURABLES (15.4%)
   -------------------------

   Ethan Allen Interiors, Inc.                                   US              25,100          966,345         4.9
        HOUSING
   Syratech Corp.                                +               US              27,600          869,400         4.5
        APPLIANCES & HOUSEHOLD
   Champion Enterprises, Inc.                    +               US              38,068          742,326         3.8
        HOUSING
   Southern Energy Homes, Inc.                   +               US              20,100          231,150         1.2
        HOUSING
   REX Stores Corp.                              +               US              24,700          200,688         1.0
        CONSUMER ELECTRONICS
                                                                                        -----------------
                                                                                               3,009,909
                                                                                        -----------------

   FINANCE (14.1%)
   ---------------

   Sovereign Bancorp, Inc.                                       US              47,500          623,438         3.2
        BANKS-REGIONAL
   Storage USA, Inc.                                             US              15,500          583,188         3.0
        REAL ESTATE
   Bradley Real Estate, Inc.                                     US              22,800          410,400         2.1
        REAL ESTATE INVESTMENT TRUST
   Mid-America Apartment Communities, Inc.                       US               9,800          282,975         1.5
        REAL ESTATE
   Toronto-Dominion Bank                         T;              CAN              9,219          235,085         1.2
        BANKS-REGIONAL
   AmVestors Financial Corp.                                     US              15,900          234,525         1.2
        INSURANCE-LIFE
   Game Financial Corp.                          +               US              26,900          201,750         1.0
        CONSUMER FINANCE
   Union Planters Corp.                                          US               4,575          178,425         0.9
        BANKS-REGIONAL
                                                                                        -----------------
                                                                                               2,749,786
                                                                                        -----------------

   CAPITAL GOODS (13.4%)
   ---------------------

   Belden, Inc.                                                  US              22,000          814,000         4.2
        ELECTRICAL PLANT/EQUIPMENT
   Tekelec                                       +               US              40,000          630,000         3.2
        TELECOM EQUIPMENT
   Plasma & Materials Technologies, Inc.         +               US              37,500          440,625         2.3
        ELECTRICAL PLANT/EQUIPMENT
   Belmont Homes, Inc.                           +               US              42,600          410,025         2.1
        CONSTRUCTION
   American Buildings Co.                        +               US               9,500          226,813         1.2
        CONSTRUCTION
   Cuno, Inc.                                    +               US               5,500           81,813         0.4
        ENVIRONMENTAL
                                                                                        -----------------
                                                                                               2,603,276
                                                                                        -----------------

   TECHNOLOGY (5.6%)
   -----------------

   Dallas Semiconductor Corp.                                    US              24,300          558,900         2.9
        SEMICONDUCTORS
   Logicon, Inc.                                                 US              14,300          521,950         2.7
        SOFTWARE
                                                                                        -----------------
                                                                                               1,080,850
                                                                                        -----------------

   MATERIALS/BASIC INDUSTRY (4.9%)
   -------------------------------

   Falcon Building Products, Inc.                +               US              32,700          482,325         2.5
        BUILDING MATERIALS & COMPONENTS
   Fibreboard Corp.                              +               US              11,500          388,125         2.0
        PAPER/PACKAGING
   Commercial Intertech Corp.                                    US               5,500           74,938         0.4
        METALS - NON-FERROUS
                                                                                        -----------------
                                                                                                 945,388
                                                                                        -----------------

   CONSUMER NON-DURABLES (4.0%)
   ----------------------------

   Coachmen Industries, Inc.                                     US              27,300          774,638         4.0
        RECREATION
   HEALTH CARE (1.8%)

   Cohr, Inc.                                    +               US              12,800          345,600         1.8
        MEDICAL TECHNOLOGY & SUPPLIES
   TOTAL EQUITY INVESTMENTS
                                                                                        ----------------------------------
    (cost $18,365,112)                                                                        17,587,076             90.4
                                                                                        ----------------------------------
                                                                                             Value           % of Net
   Repurchase Agreement                                                                     (Note 1)          Assets
   -----------------------------------------------------------------------------------------------------------------------

    Dated December 31, 1996,  with State Street Bank & Trust Co., due January 2,                                     9.5
    1997.

    for an  effective  yield of 6.25%,  collateralized  by  1,841,320                         1,841,320
    $1,570,000  U.S.   Treasury  Bond,  8.125%  due  8/15/19  (market  value  of
    collateral is $1,883,365, including accrued interest).

    (cost $1,841,320)

    TOTAL INVESTMENTS
    (cost $20,206,432) *                                                                     19,428,396             99.9
    Other Assets and Liabilities                                                                 18,852              0.1
    ======================================================================================================================
    NET ASSETS                                                                              $19,447,248            100.0
    ======================================================================================================================


    + Non-income producing security.

    T U.S. currency denominated.

    ; Country of origin for this security is Canada. All other securities on this portfolio originate from the U.S.

    * For Federal income tax purposes, cost is $20,242,867 and appreciation (depreciation) is as follows:

                      Unrealized appreciation:              $1,368,000
                      Unrealized depreciation:              (2,182,471)
                                                            -------------------
                      Net unrealized appreciation:          $(814,471)
                                                            ===================





The accompanying notes are an integral part of the financial statements.

                                VALUE PORTFOLIO


                            Portfolio of Investments
                                December 31, 1996



-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Value           % of Net
    Equity Investments                                     Country           Shares             (Note 1)          Assets
    ---------------------------------------------------------------------------------------------------------------------------

    Finance (28.4%)
    ---------------

    Travelers Group, Inc.                                      US             5,600              254,100            3.1
         Insurance - Multi-Line
    Alllstate Corp.                                            US             3,575              206,903            2.5
         Insurance - Multi-Line
    Chase Manhattan Corp.                                      US             2,275              203,044            2.4
         Banks-Money Center
    BankAmerica Corp.                                          US             1,675              167,081            2.0
         Banks-Super Regional
    First Union Corp. (N.C.)                                   US             2,250              166,500            2.0
         Banks-Super Regional
    Student Loan Marketing Association                         US             1,775              165,297            2.0
         Other Financial
    Norwest Corp.                                              US             3,725              162,038            1.9
         Other Financial
    NationsBank Corp.                                          US             1,650              161,288            1.9
         Banks-Super Regional
    Aetna, Inc.                                                US             1,800              144,000            1.7
         Insurance-Life
    Exel Ltd.                                                  US             3,400              128,775            1.5
         Insurance - Property-Casualty
    Simon DeBartolo Group, Inc.                                US             3,150               97,650            1.2
         Real Estate Investment Trust
    Bankers Trust New York Corp.                               US               975               84,094            1.0
         Banks-Money Center
    Household International, Inc.                              US               900               83,025            1.0
         Other Financial
    Corestates Financial Corp.                                 US             1,550               80,406            1.0
         Banks-Super Regional
    Starwood Lodging Trust                                     US             1,350               74,419            0.9
         Real Estate Investment Trust
    Beacon Properties Corp.                                    US             1,350               49,444            0.6
         Real Estate Investment Trust
    Highwoods Properties, Inc.                                 US             1,425               48,094            0.6
         Real Estate Investment Trust
    Equity Residential Property Trust                          US             1,075               44,344            0.5
         Real Estate Investment Trust
    Felcor Suite Hotels, Inc.                                  US             1,225               43,334            0.5
         Real Estate
                                                                                    ---------------------
                                                                                               2,363,836
                                                                                    ---------------------





    Services (22.5%)
    ----------------

    Tuesday Morning Corp.                       +              US            13,200              282,145            3.4
         Retailers-Other
    AT&T Corp.                                                 US             5,650              245,775            3.0
         Telephone - Long Distance
    Dayton Hudson Corp.                                        US             5,450              213,913            2.6
         Retailers-Other
    Burlington Northern, Inc.                                  US             2,400              207,300            2.5
         Transportation - Road & Rail
    Sears, Roebuck and Co.                                     US             4,350              200,644            2.4
         Retailers-Other
    GTE Corp.                                                  US             3,825              174,038            2.1
         Telephone Networks
    Time Warner, Inc.                                          US             4,225              158,438            1.9
         Broadcasting & Publishing
    Federated Department Stores, Inc.           +              US             3,700              126,263            1.5
         Retailers-Apparel
    Comcast Corp. "A"                                          US             5,075               90,398            1.1
         Cable Television
    The Limited, Inc.                                          US             4,725               86,822            1.0
         Retailers-Apparel
    Telefonica De Peru - ADR                    T;             PERU           4,400               83,050            1.0
         Telephone Networks
                                                                                    ---------------------
                                                                                               1,868,786
                                                                                    ---------------------

    Energy (18.3%)
    --------------

    Tosco Corp.                                                US             2,400              189,900            2.3
         Gas Production & Distribution
    Amerada Hess Corp.                                         US             2,925              169,284            2.0
         Oil
    Texaco, Inc.                                               US             1,725              169,266            2.0
         Oil
    CMS Energy Corp.                                           US             3,950              132,819            1.6
         Energy Equipment & Services
    Illinova Corp.                                             US             4,775              131,313            1.6
         Energy Equipment & Services
    Occidental Petroleum Corp.                                 US             5,350              125,056            1.5
         Oil
    Amoco Corp.                                                US             1,100               88,550            1.1
         Oil
    Edison International                                       US             4,400               87,450            1.1
         Electrical & Gas Utilities
    Pinnacle West Capital Corp.                                US             2,725               86,519            1.0
         Electrical & Gas Utilities
    Ultramar Diamond Shamrock Corp.                            US             2,725               86,178            1.0
         Oil
    Southern Co.                                               US             3,800               85,975            1.0
         Electrical & Gas Utilities
    Mobil Corp.                                                US               700               85,575            1.0
         Oil
    GPU, Inc.                                                  US             2,525               84,903            1.0
         Electrical & Gas Utilities
                                                                                    ---------------------
                                                                                               1,522,788
                                                                                    ---------------------

    Materials/Basic Industry (11.2%)
    --------------------------------

    Hercules, Inc.                                             US             5,275              228,144            2.7
         Chemicals
    Aluminum Company of America (ALCOA)                        US             2,700              172,125            2.1
         Metals - Non-Ferrous
    W.R. Grace & Co.                                           US             3,225              166,894            2.0
         Chemicals
    Union Carbide Corporate Holdings Co.                       US             3,725              152,259            1.8
         Chemicals
    Monsanto Co.                                               US             3,250              126,344            1.5
         Chemicals
    Champion International Corp.                               US             2,000               86,500            1.0
         Paper/Packaging
                                                                                    ---------------------
                                                                                                 932,266
                                                                                    ---------------------

    Capital Goods (7.6%)
    --------------------

    WMX Technologies, Inc.                                     US             7,100              231,638            2.8
         Environmental
    Textron, Inc.                                              US             1,800              169,650            2.0
         Aerospace/Defense
    PPG Industries, Inc.                                       US             2,800              157,150            1.9
         Machinery & Engineering
    AlliedSignal, Inc.                          +              US             1,150               77,050            0.9
         Aerospace/Defense
                                                                                    ---------------------
                                                                                                 635,488
                                                                                    ---------------------

    Consumer Non-Durables (5.0%)
    ----------------------------

    Philip Morris Cos., Inc.                                   US             2,450              275,931            3.3
         Food
    RJR Nabisco Holdings Corp.                                 US             2,675               90,950            1.1
         Tobacco
    Fruit of the Loom, Inc.                     +              US             1,200               45,450            0.6
         Textiles & Apparel
                                                                                    ---------------------
                                                                                                 412,331
                                                                                    ---------------------

    Consumer Durables (4.9%)
    ------------------------

    Ford Motor Co.                                             US             6,550              208,781            2.5
         Automobiles
    Chrysler Corp.                                             US             6,125              202,125            2.4
         Automobiles
                                                                                    ---------------------
                                                                                                 410,906
                                                                                    ---------------------

    Technology (2.7%)
    -----------------

    3Com Corp.                                  +              US             3,000              220,125            2.7
         Networking


    Health Care (2.5%)
    ------------------

    Schering-Plough Corp.                                      US             1,800              116,550            1.4
         Pharmaceuticals
    Meditrust Corp.                                            US             2,300               92,000            1.1
         Health Care Services
                                                                                    ---------------------
                                                                                                 208,550
                                                                                    ---------------------

    TOTAL EQUITY INVESTMENTS
                                                                                    ------------------------------------
     (cost $8,590,364)                                                                         8,575,076          103.1
                                                                                    ------------------------------------

                                                                                           Value               % of Net
    Repurchase Agreement                                                                  (Note 1)              Assets
    --------------------------------------------------------------------------------------------------------------------------

    Dated  December  31,  1996,  with State  Street Bank and                                     335,058             4.0
    Trust  Company,  due January 2, 1997,  for an  effective
    yield  of  6.25%,   collateralized   by  $285,000   U.S.
    Treasury  Bonds,  8.125% due  8/15/19  (market  value of
    collateral is $341,948, including accrued interest
     (cost $335,058)

    TOTAL INVESTMENTS
     (cost $8,925,422) *                                                                       8,910,134            107.1
    Other Assets and Liabilities                                                                (593,868)            (7.1)
    =======================================================================================================================
    NET ASSETS                                                                                $8,316,266            100.0
    =======================================================================================================================


         + Non-income producing security.

         T U.S. currency denominated.

         ; Country of origin for this security is Peru. All other securities on this portfolio originate from the U.S.

         * For Federal income tax purposes, cost is $8,932,288 and appreciation (depreciation) is as follows:

                      Unrealized appreciation:                        $247,944
                      Unrealized depreciation:                       (270,098)
                                                              -----------------
                      Net unrealized depreciation:                   ($22,154)
                                                              =================



         The   accompanying   notes  are  an  integral  part  of  the  financial
         statements.



                                                   SMALL CAP PORTFOLIO


                                           STATEMENT OF ASSETS AND LIABILITIES

                                                    December 31, 1996

-------------------------------------------------------------------------------------------------------------------------

Assets:
            Investments in securities, at value (cost $20,206,432)(Note 1)                       $19,428,396
            U.S. currency                                                                                719
            Unamortized organizational costs                      (Note 1)                            18,972
            Dividends receivable                                                                       5,419
            Cash held as collateral for securities loaned         (Note 1)                           383,400
                                                                                                 -----------
               Total assets                                                                       19,836,906
                                                                                                 -----------
Liabilities:
            Payable for Trustees' fees and expenses               (Note 2)                             3,653
            Payable for custodian fees                                                                 1,246
            Payable for professional fees                                                                484
            Other accrued expenses                                                                       875
            Collateral for securities loaned                      (Note 1)                           383,400
                                                                                                 -----------
               Total liabilities                                                                     389,658
                                                                                                 -----------
                                                                                                 ===========
Net assets                                                                                       $19,447,248
                                                                                                 ===========
Net assets consist of:
            Paid in capital                                                                      $18,810,482
            Accumulated net investment income                                                        150,113
            Accumulated net realized gain on investments and foreign currency transactions         1,264,689
            Net unrealized depreciation of investments                                              (778,036)
                                                                                                ============
Total - representing net assets applicable to shares of beneficial interest outstanding          $19,447,248
                                                                                                ============


                          The accompanying notes are an integral part of the financial statements.
---------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                 VALUE PORTFOLIO

                       STATEMENT OF ASSETS AND LIABILITIES

                                December 31, 1996

-------------------------------------------------------------------------------

 Assets:
                   Investments in securities, at value (cost $8,925,422)          (Note 1)          $ 8,910,134
                   U.S. currency                                                                            458
                   Receivable for securities sold                                                       375,200
                   Dividends receivable                                                                  19,245
                   Unamortized organizational costs                               (Note 1)               18,972
                                                                                                    -----------
                      Total assets                                                                    9,324,009
                                                                                                    -----------
Liabilities:
                   Borrowings                                                     (Note 1)            1,000,000
                   Payable for Trustees' fees and expenses                        (Note 2)                3,653
                   Payable for custodian fees                                                               847
                   Payable for professional fees                                                            484
                   Other accrued expenses                                                                 2,759
                                                                                                    -----------
                      Total liabilities                                                               1,007,743
                                                                                                    -----------
Net assets                                                                                          $ 8,316,266
                                                                                                    ===========
Net assets consist of:
                   Paid in capital                                                                  $ 7,548,356
                   Accumulated net investment income                                                     49,294
                   Accumulated net realized gain on investments and foreign currency transactions       733,904
                   Net unrealized depreciation of investments                                           (15,288)
                                                                                                    -----------
Total - representing net assets applicable to shares of beneficial interest outstanding             $ 8,316,266



                                                                                                    ===========

-------------------------------------------------------------------------------
The accompanying notes are an integral part of the financial statements.
-------------------------------------------------------------------------------


                                             SMALL CAP PORTFOLIO

                                           STATEMENT OF OPERATIONS
                                        Year ended December 31, 1996

Investment income:
         Interest income                                (Note 1)                                $   139,343
         Dividend income (net of foreign withholding tax of $284)                                   100,331
         Other income                                                                                13,476
                                                                                                -----------
            Total investment income                                                                 253,150
                                                                                                -----------
Expenses:
         Investment  management and administration fees (Note 2)                                     73,312
         Legal fees                                                                                  13,176
         Custodian fees                                                                               9,620
         Amortization of organization costs             (Note 1)                                      5,014
         Trustees' fees and expenses                    (Note 2)                                      3,660
         Audit fees                                                                                   2,000
         Other expenses                                                                               1,000
                                                                                                -----------
            Total expenses                                                                          107,782
                                                                                                -----------
Net investment income                                                                               145,368
                                                                                                -----------
Net realized and unrealized gain (loss) on investments: (Note 1)
         Net realized gain on investments                                           1,264,693
         Net realized loss on foreign currency transactions                               (4)
                                                                                -------------
            Net realized gain during the year                                                     1,264,689

         Net change in unrealized depreciation of investments                       (782,829)
                                                                                -------------
            Net unrealized depreciation during the year                                            (782,829)
                                                                                                -----------
Net realized and unrealized gain on investments                                                     481,860
                                                                                                -----------
Net increase in net assets resulting from operations                                            $   627,228
                                                                                                ===========

                  The accompanying notes are an integral part of the financial statements.
-----------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                 VALUE PORTFOLIO

                             STATEMENT OF OPERATIONS
                          Year ended December 31, 1996


Investment income:                                               (Note 1)
      Dividend income                                                              $  73,377
      Interest income                                                                 38,541
                                                                                   ---------
         Total investment income                                                     111,918
                                                                                   ---------
Expenses:

      Investment management and administration fees      (Note 2)                     27,487
      Custodian fees                                                                  11,920
      Legal fees                                                                      10,176
      Amortization of organization costs                 (Note 1)                      5,014
      Trustees' fees and expenses                        (Note 2)                      3,660
      Audit fees                                                                       2,000
      Other expenses                                                                   1,000
                                                                                   ---------
         Total expenses                                                               61,257
                                                                                   ---------
Net investment income                                                                 50,661
                                                                                   ---------
Net realized and unrealized gain (loss) on investments:  (Note 1)
      Net realized gain on investments                             733,904
                                                                 ---------
         Net realized gain during the year                                           733,904

      Net change in unrealized depreciation of investments         (69,965)
                                                                 ---------
         Net unrealized depreciation during the year                                 (69,965)
                                                                                   ---------
Net realized and unrealized gain on investments                                      663,939
                                                                                   ---------
Net increase in net assets resulting from operations                               $ 714,600
                                                                                   =========


The accompanying notes are an integral part of the financial statements.


                                           SMALL CAP PORTFOLIO

                                     STATEMENT OF CHANGES IN NET ASSETS

------------------------------------------------------------------------------------------------------------------


                                                                               Year ended                Year ended
                                                                            December 31, 1996         December 31, 1995
                                                                      ----------------------------------------------------
Increase in net assets
Operations:
            Net investment income                                               $145,368                    $4,745
            Net realized gain on investments and foreign                       1,264,689                         0
            currency transactions
            Net change in unrealized appreciation                               (782,829)                    4,793

                                                                            ------------                ----------
               Net increase in net assets resulting from operations              627,228                     9,538
                                                                            ------------                ----------
Beneficial interest transactions:
            Contributions                                                     31,029,243                 4,573,559
            Withdrawals                                                      (15,955,572)                 (936,848)
                                                                            ------------                ----------
               Net increase from beneficial interest transactions             15,073,671                 3,636,711
Total increase in net assets                                                  15,700,899                 3,646,249
Net assets:
            Beginning of year                                                  3,746,349                   100,100
                                                                            ============                ==========
            End of year                                                      $19,447,248                $3,746,349
                                                                            ============                ==========

                  The accompanying notes are an integral part of the financial statements.
---------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 VALUE PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------


                                                                                  Year ended             Year ended
                                                                              December 31, 1996      December 31, 1995
                                                                            ---------------------    ------------------
Increase in net assets
Operations:
     Net investment income (loss)                                            $     50,661            $     (1,367)
     Net realized gain on investments and foreign currency transactions           733,904                       0
     Net change in unrealized appreciation (depreciation) of investments          (69,965)                 54,677
                                                                             ------------            ------------
          Net increase in net assets resulting from operations                    714,600                  53,310
                                                                             ------------            ------------
Beneficial interest transactions:
     Contributions                                                             10,565,026               1,861,769
     Withdrawals                                                               (4,841,948)               (136,591)
                                                                             ------------            ------------
          Net increase from beneficial interest transactions                    5,723,078               1,725,178
                                                                             ------------            ------------
Total increase in net assets                                                    6,437,678               1,778,488
Net assets:

      Beginning of year                                                         1,878,588                 100,100
                                                                             ------------            ------------
      End of year                                                            $  8,316,266            $  1,878,588
                                                                             ============            ============


The accompanying notes are an integral part of the financial statements.
-------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
                               SMALL CAP PORTFOLIO

                               SUPPLEMENTARY DATA
 ------------------------------------------------------------------------------

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.




                                                                                   October 18, 1995
                                                          Year Ended         (commencement of operations)
                                                        December 31, 1996        to December 31, 1995
                                                        ---------------       --------------------------
 Ratios and supplemental data:

 Net assets, end of period (in 000's)                           $19,447               $3,746

 Ratio of net investment income to average net assets             0.94%                1.74% a

 Ratio of expenses to average net assets                          0.70%                2.33% a

 Portfolio turnover rate                                     +     150%                  N/A

 Average commission rate per share paid on portfolio         +                           N/A
 transactions                                                   $0.0489




----------------------------------------

 a  Annualized

 + Portfolio turnover rate and average commission rate pain on portfolio transactions are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

 -------------------------------------------------------------------------------
                                VALUE PORTFOLIO
                               SUPPLEMENTARY DATA
 -------------------------------------------------------------------------------

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.



                                                                                 October 18,  1995
                                                               Year              (commencement of
                                                              ended                  operations)
                                                            December 31, 1996     to December 31, 1995
                                                            -----------------  -----------------------

 Ratios and supplemental data:

 Net assets, end of period (in 000's)                          $ 8,316                $1,879

 Ratio of net investment income to average net assets            0.88%                 (1.04)% a

 Ratio of expenses to average net assets                         1.06%                  4.33%  a

 Portfolio turnover rate                               +          256%                   N/A

 Average commission rate per share paid on portfolio   +                                 N/A
 transactions                                                  $0.0551




----------------------------------------

 a  Annualized

 + Portfolio turnover rate and average commission rate pain on portfolio transactions are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

                               SMALL CAP PORTFOLIO
                                 VALUE PORTFOLIO

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1996
-------------------------------------------------------------------------------

1.  Significant Accounting Policies
Small Cap Portfolio and Value Portfolio ("Portfolios"), are orgainized as New York Trusts and are registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a diversified open-end management investment companies. The following is a summary of significant accounting policies consistently followed by the Portfolios in the preparation of the financial statements. The policies are in conformity with generally accepted accounting principles, and, therefore, the financial statements may include certain estimates made by management.

(A)  Portfolio Valuation
The Portfolios calculate the net asset value of and complete orders to purchase, exchange or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by Chancellor LGT Asset Management, Inc. (the "Manager") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost, adjusted for market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Company's Board of Trustees.

(B)  Repurchase Agreements
With respect to repurchase agreements entered into by a Portfolio (the phrase "Portfolio" hereinafter includes each of the two Portfolios), it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(C)  Option Accounting Principles
When a Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers, unless a quotation from only one broker is available, in which case only that broker's price will be used. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security, and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid, high grade debt securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(D)  Futures Contracts
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in interest rates.

(E)  Security Transactions and Related Investment Income
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(F)  Portfolio Securities Loaned
At December 31, 1996, the Small Cap Portfolio had stocks with an aggregate value of $380,738 which were on loan to brokers. The loans were secured by cash collateral of $383,400 received by the Portfolio. Cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. The Portfolio received securities lending fees of $61.

(G)  Deferred Organizational Expenses
Expenses incurred by the Portfolios in connection with their organization, their initial registration with the Securities and Exchange Commission and with various states and the initial public offering of their shares aggregated $25,000 for each Portfolio. These expenses are being amortized on a straight-line basis over a five-year period.

(H)  Taxes
It is the policy of the Portfolios to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held, and excise tax on income and capital gains.

(I)  Restricted Securities
A Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

(J)  Indexed Securities
A Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(K)  Line of Credit
Each of the GT Global America Small Cap Growth Fund and the GT Global America Value Fund (and their respective Portfolios), along with certain other funds advised by the Manager, has a line of credit with the Bank of Boston. The arrangement with the bank allows all specific funds to borrow an aggregate maximum amount of $100,000,000. Each of these two funds is limited to borrowing up to 33 1/3% of the value of each Fund's total assets. On December 31, 1996, the Value Portfolio borrowed $1,000,000 at a money market rate.

For the year ended December 31, 1996, the weighted average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) for the Value Portfolio was $1,000,000 with a weighted average interest rate of 6.43%. Interest incurred on this loan for the year ended December 31, 1996, was $2,681.

2.  Related Parties
Chancellor LGT Asset Management, Inc. is the Portfolios' investment manager and administrator. On October 31, 1996, Chancellor Capital Management, Inc. merged with LGT Asset Management, Inc., and the surviving entity was renamed Chancellor LGT Asset Management, Inc. Each Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.475% on the first $500 million of average daily net assets of the Portfolio; 0.45% on the next $500 million; 0.425% on the next $500 million; and 0.40% on amounts thereafter. These fees are computed daily and paid monthly.

The Portfolio pays each of its Trustees who is not an employee, officer or director of the Manager, GT Global or GT Services $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At December 31, 1996, all of the shares of beneficial interest of each Portfolio were owned either by GT Global America Small Cap Growth Fund and GT Global America Value Fund or the Manager.

3.  Purchases and Sales of Securities

For the year ended December 31, 1996, purchases of investment securities by the Small Cap Portfolio and Value Portfolio, other than U.S. government obligations and short-term investments, aggregated $33,591,427 and $19,537,714, respectively. Sales of investment securities by the Small Cap Portfolio and Value Portfolio, other than U.S. government obligations and short-term investments, aggregated $19,321,092 and $13,037,066 , respectively. There were no purchases or sales of U.S. government obligations by a Portfolio during the year.